Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of June 17, 2020, by and between IVERIC bio, Inc., a Delaware corporation (the “Company”), and the Persons set forth on Schedule 1 of this Agreement (together with their successors and assigns, the “Purchasers” and, together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) of and/or Regulation D (as defined below) under the Securities Act (as defined below);

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchasers shares of Common Stock (the “Shares”) for an aggregate purchase price of $35,462,767 (the “Aggregate Purchase Price”);

WHEREAS, the Purchasers desire to purchase the Shares from the Company; and

WHEREAS, the Company is concurrently initiating an underwritten public offering of Common Stock (the “Public Offering”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-226497).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1           General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Affiliate” means any Person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Aggregate Cap Amount” shall have the meaning set forth in Section 2.1 of this Agreement.

“Aggregate Purchase Price” shall have the meaning set forth in the recitals.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Applicable Laws” means all laws, statutes, rules and regulations of Governmental Authorities in the United States or elsewhere applicable to, as the context may require, the Company and its Subsidiaries or the relevant Purchaser.

“BSA” shall have the meaning set forth in Section 3.2(n).

“BSA/PATRIOT Act” shall have the meaning set forth in Section 3.2(n).

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.

“Closing” shall have the meaning set forth in Section 2.2 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 2.2 of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the introductory paragraph.

“Cut Back Shares” shall have the meaning set forth in Section 4.1(c) of this Agreement.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Effective Date” shall have the meaning set forth in Section 4.6(b).

“Effectiveness Period” shall have the meaning set forth in Section 4.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Filing Failure” shall have the meaning set forth in Section 4.5(a).

“Form 8-K” shall have the meaning set forth in Section 6.16.

“Governmental Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Investment Company Act” means the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder.

“Investor Questionnaire” shall have the meaning set forth in Section 3.2(k).

“Knowledge” means, with respect to the Company, the actual knowledge of any executive officer of the Company.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition, operating results, assets, liabilities, operations or business of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform any of its material obligations under this Agreement.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed, pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K, as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 or any subsequent SEC Report filed or required to be filed by the Company.

“Non-Public Information” shall have the meaning set forth in Section 6.17.

“OFAC” shall have the meaning set forth in Section 3.2(n).

“OFAC List” shall have the meaning set forth in Section 3.2(n).

“Organizational Documents” means the Certificate of Incorporation and Bylaws, each as amended to date, of the Company.

“Parties” shall have the meaning set forth in the introductory paragraph.

“PATRIOT Act” shall have the meaning set forth in Section 3.2(n).

“Permitted Transferee” means, with respect to a Purchaser, an Affiliate of such Purchaser that is an investment fund or managed account that shares the same management company or investment adviser with such Purchaser.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, Governmental Authority or any political subdivision or agency thereof, or any other entity.

“Placement Agents” shall have the meaning set forth in Section 3.1(o).

“Press Release” shall have the meaning set forth in Section 6.16.

“Private Placement” shall have the meaning set forth in the recitals.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Public Offering” shall have the meaning set forth in the recitals.

“Public Offering Price” shall have the meaning set forth in Section 2.1.

“Purchasers” shall have the meaning set forth in the introductory paragraph.

“Preliminary Public Offering Prospectus” means the preliminary prospectus supplement relating to the Public Offering dated the date hereof.

“Public Offering Prospectus” means the final prospectus supplement relating to the Public Offering.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“QIB” shall have the meaning set forth in Section 3.2(k).

“Registrable Securities” means (i) the Shares and (ii) any other securities issued or issuable with respect to or in exchange for Shares, whether by merger, charter amendment or otherwise; provided that a security shall cease to be a Registrable Security upon the earliest of (A) a sale pursuant to a Registration Statement or a valid exemption under the Securities Act, and (B) such security becoming eligible for sale without restriction by the Purchasers or their Permitted Transferees pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

“Registration Liquidated Damages” shall have the meaning set forth in Section 4.5(a).

“Registration Statement” means a registration statement on Form S-3 (unless the Company is not then eligible to register for resale the Common Stock on such registration statement, in which case registration shall be on another appropriate form for such purpose) in satisfaction of the requirements set forth in Section 4.1 and covering the resale of the Registrable Securities.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“SEC Restrictions” shall have the meaning set forth in Section 4.1(c) of this Agreement.

“Selling Securityholder Questionnaire” means a form of selling securityholder questionnaire as may be reasonably requested by the Company from time to time.

“Shares” shall have the meaning set forth in the recitals.

“Subsidiary” or “Subsidiaries” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by Company.

“Transfer Agent” shall have the meaning set forth in Section 4.6(a) of this Agreement.

Section 1.2           Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to this Agreement means such document as the same shall be amended, supplemented or modified and from time to time in effect.

ARTICLE 2

AGREEMENT FOR THE PURCHASE OF THE SHARES

Section 2.1           Purchase and Sale of the Shares. Subject to the conditions set forth in Article 5 of this Agreement, each Purchaser shall purchase at the Closing and the Company shall issue and sell at the Closing to each Purchaser such number of Shares equal to the aggregate dollar amount as set forth opposite such Purchaser’s name on Schedule 1 hereto (the “Purchase Price”) divided by the per share price to the public in the Public Offering (the “Public Offering Price”), as set forth on the cover page of the Public Offering Prospectus; provided, however, that (a) no fractional number of Shares shall be sold hereunder, (b) any fractional number of Shares shall be rounded down to the nearest whole number of Shares and (c) the Aggregate Purchase Price will be reduced by the value of any fractional share (as calculated on the basis of the Public Offering Price); provided further, that if the Public Offering Price is less than the “minimum price” as defined in Nasdaq Listing Rule 5635(d) and the aggregate number of Shares to be issued to the Purchasers pursuant to the foregoing calculation shall exceed 19.99% of the issued and outstanding Common Stock immediately prior to the Closing Date (the “Aggregate Cap Amount”), then the aggregate number of Shares to be issued to the Purchasers shall be reduced to equal the Aggregate Cap Amount and each Purchaser shall be issued its pro rata portion of such Aggregate Cap Amount and the Purchase Price to be paid by such Purchaser shall be reduced by a corresponding amount. Each Purchaser shall severally, and not jointly, be liable for only the purchase of Shares in accordance with this Section 2.1 and not for the purchase of Shares for any other Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

Section 2.2           Closing; Delivery. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. New York City time on June 22, 2020, or at such other time as soon as practicable thereafter as mutually agreed by the Parties (the “Closing Date”). At the Closing, the Company shall deliver, or cause to be delivered, to each Purchaser a certificate, instrument or book entry representing the Shares being purchased by such Purchaser, and each Purchaser shall deliver, or cause to be delivered, the Purchase Price by wire transfer of immediately available funds in Dollars to an account designated by the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties of the Company. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 and except as set forth in the SEC Reports (as defined below), which disclosures serve to qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date of this Agreement and as of the Closing Date that:

(a)               Since January 1, 2020, the Company has timely filed all required reports (including exhibits), and any required amendments to any of the foregoing, with the Commission (such reports and amendments, together with the Preliminary Public Offering Prospectus, collectively, the “SEC Reports”). As of their respective filing dates, each of the SEC Reports complied in all material respects with the requirements of the Exchange Act and no SEC Reports, when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               The Company and each of its Subsidiaries has been duly organized, is validly existing and in good standing under the laws of their respective jurisdictions of organization, has the corporate power and authority to own or lease its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(c)               This Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by the Parties, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) applicable equitable principles relating to enforceability (whether considered in a proceeding at law or in equity), or (iii) with regard to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(d)               The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the SEC Reports.

(e)               The Shares have been duly and validly authorized and, when issued in accordance with the terms of this Agreement against payment by the Purchasers therefor, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(f)                The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any Organizational Documents of the Company, (ii) any Material Contract, or (iii) any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, except in the cases of the foregoing clauses (ii) and (iii) any such contravention that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company of its obligations under this Agreement, except those that have already been obtained or made or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, or the filing with the Commission of one or more Registration Statements pursuant to, and in accordance with, Section 4.1, and except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in violation of its Organizational Documents.

(g)               Since December 31, 2019, there have not been any changes, conditions, events or circumstances which have had, or would reasonably be expected to have, a Material Adverse Effect.

(h)               The Company is not, and immediately after issuance of the Shares will not be, an “investment company” within the meaning of the Investment Company Act.

(i)                 Since December 31, 2019, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction other than those in the ordinary course of business and except as contemplated in this Agreement and in connection with the Public Offering; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the Company’s capital stock (other than options or equity awards granted under the Company’s equity incentive plans or in accordance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to the acceptance of an offer of employment or issuances of Common Stock pursuant to the Company’s employee stock purchase plan), or the short-term debt or long-term debt of the Company, except in each case as otherwise made in the ordinary course of business of the Company.

(j)                 The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the SEC Reports is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in the SEC Reports is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(k)               Except in connection with the Public Offering, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the Closing Date, including any sales pursuant to (i) Rule 144A, (ii) Regulation D or (iii) Regulation S, other than shares of Common Stock issued pursuant to (1) the Company’s employee benefit plans, employee stock purchase plan, qualified stock option plans or other employee compensation plans, (2) any award granted in accordance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to the acceptance of an offer of employment, or (4) the exercise of outstanding options, warrants or similar rights or the vesting of restricted stock awards.

(l)                 Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement and their compliance with their agreements set forth therein, (i) the Shares will be issued in compliance with all applicable federal and state securities laws, and (ii) it is not necessary, in connection with the issuance and sale of the Shares to the Purchasers, to register the Shares under the Securities Act.

(m)             Neither the Company nor any of its Affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Shares in a manner that would require registration of the Shares under the Securities Act.

(n)               None of the Company or any of its Affiliates or any other Person acting on its or their behalf has (i) solicited offers for, or offered or sold, the Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S, and all such Persons have complied with the offering restrictions requirement of Regulation S.

(o)               There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other similar fee or commission as a result of the issuance and sale of the Shares in accordance with and as contemplated by this Agreement, other than the underwriters engaged by the Company with respect to the Public Offering and Cowen and Company, LLC and Credit Suisse Securities (USA) LLC as the placement agents engaged by the Company with respect to the Private Placement (together, the “Placement Agents”).

(p)               The Company is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act).

(q)               The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

Section 3.2           Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants on behalf of itself to the Company as of the date of this Agreement and as of the Closing Date that:

(a)               Such Purchaser, if an entity, is duly organized, in good standing and validly existing under the laws of the jurisdiction of organization.

(b)               The Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) applicable equitable principles relating to enforceability (whether considered in a proceeding at law or in equity), or (iii) with regard to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(c)               Such Purchaser has full power and authority to purchase the Shares being purchased by the Purchaser and to enter into and perform its other obligations under the Agreement and carry out the other transactions contemplated thereby.

(d)               The Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no agreement or understanding, directly or indirectly, or present intention of selling, granting any participation in, or otherwise distributing such Shares in violation of applicable federal and state securities laws. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act, and such Purchaser’s and its Affiliates’ beneficial ownership of Common Stock will not exceed 9.99% of the outstanding Common Stock immediately following the Closing.

(e)               Such Purchaser can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f)                Such Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(g)               Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchasers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(h)               Such Purchaser understands that any certificates, instruments, or book entries may be notated with one or all of the following legends:

(i)                 “THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.”

(ii)              Any legend required by the Applicable Laws of any state or other jurisdiction to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

(i)                 Such Purchaser has (i) received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) all the information from the Company and its management that the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares hereunder, including the SEC Reports and (ii) had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects, and the terms and conditions of the offering of the Shares sufficient to enable it to evaluate its investment; provided that the foregoing does not limit or modify the representations and warranties made by the Company in Section 3.1 of this Agreement or the right of each of the Purchasers to rely thereon.

(j)                 Such Purchaser did not learn of the offering and sale of the Shares as a result of any general solicitation or general advertising.

(k)           Such Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in comparable companies, and (ii) is an “accredited investor” as such term is defined in Regulation D and either qualifies as (A) an institutional “accredited investor” described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (B) a “qualified institutional buyer” (“QIB”) as such term is defined in Rule 144A under the Securities Act or an entity comprised exclusively of QIBs. Such Purchaser has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit B (the “Investor Questionnaire”), which such Purchaser represents and warrants is true, correct and complete. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(l)            Such Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(m)          Since the date on which the Company or its representatives first engaged in discussions with the Purchaser about the sale of the securities contemplated by this Agreement until the transactions contemplated by this Agreement are first publicly disclosed by the Company, such Purchaser has not and will not directly or indirectly, nor has or will any person acting on behalf of or pursuant to any understanding with each Purchaser, disclosed or disclose any information regarding the transactions contemplated hereby to any third parties (other than such Purchaser’s legal, accounting and other advisors to whom such information may have been disclosed on a confidential and “need to know” basis) or directly or indirectly engaged or engage in, or caused or cause any person to engage in, any transactions in or relating to the securities of the Company (including, without limitation, any short sales (as defined in Rule 200(a) of Regulation SHO) or hedging transactions involving or relating to the Company’s securities). Until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction, other than disclosures to such Purchaser’s legal, accounting and other advisors to whom any such information may have been disclosed on a confidential and “need to know” basis. Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

(n)          Such Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any executive order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity targeted by any OFAC sanctions program, (ii) an entity owned fifty percent (50%) or more, directly or indirectly, by one or more persons or entities on the OFAC List, (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Shares were legally derived. The Purchaser agrees that, at or prior to the Closing, such Purchaser shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or Internal Revenue Service Form W-8BEN-E, as applicable.

(o)          Such Purchaser has access to cash in an amount sufficient to pay to the Company the purchase price as set forth opposite such Purchaser’s name on Schedule 1 hereto.

(p)          Such Purchaser acknowledges that the Company and the Placement Agents will rely upon the truth and accuracy of, and the compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

(q)          There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of such Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(r)           Such Person is not relying and has not relied on any representations or warranties whatsoever regarding the Company, express or implied, except for the representations and warranties in Section 3.1.  Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company.  In connection with the due diligence investigation of the Company by Purchaser, Purchaser and its Affiliates, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors certain information regarding the Company.  Accordingly, Purchaser hereby acknowledges and agrees that neither the Company nor any of its Affiliates, directors, officers, employees, consultants, agents, representatives or advisors, nor any other Person, has made or is making any express or implied representation or warranty with respect to such information unless any such information is expressly addressed or included in a representation or warranty made by the Company contained in this Agreement. In addition, such Purchaser hereby acknowledges and agrees that it has not relied upon the Placement Agents in connection with such Purchaser’s due diligence review of the Private Placement and the Company.

ARTICLE 4

REGISTRATION RIGHTS

Section 4.1           Mandatory Registration Statement.

(a)           Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall use commercially reasonable efforts to file a Registration Statement with the Commission on or before the date that is 60 days following the Closing Date (the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act. The Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective within 90 days following the Closing Date (or, in the event the Staff reviews and has written comments to the Registration Statement, within 120 days following the Closing Date), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Registration Statement. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of a majority of the Registrable Securities then held by the Purchasers or Permitted Transferees.

(b)           Filing; Effectiveness. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for a period up to the earlier of (i) one year from the date of this Agreement and (ii) the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act (the “Effectiveness Period”). The Company shall notify the Purchasers in writing promptly (and in any event within five (5) Business Days) after receiving notification from the Commission that a Registration Statement has been declared effective or that a Prospectus has been filed.

(c)           Rule 415; Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.1(c), the Commission does not alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cut-back imposed on the Purchasers pursuant to this Section 4.1(c) shall be allocated among the Purchasers on a pro rata basis and shall be applied first to any of the Registrable Securities of such Purchasers as such Purchasers shall designate, unless the SEC Restrictions require or provide otherwise or the Purchasers otherwise agree. From and after such date as the Company is able to effect the registration of such Cut Back Shares, the Company shall use commercially reasonable efforts to file a Registration Statement relating to such Cut Back Shares and to have such Registration Statement declared effective by the Commission.

Notwithstanding the foregoing, it is understood and agreed that a registration statement under the Securities Act may expire pursuant to the rules and regulations of the Commission after a specified date (currently, in the case of a shelf registration statement pursuant to Rule 415 under the Securities Act, three years following the date it is declared effective by the Commission). It is agreed that any expiration of a registration statement pursuant to the rules and regulations of the Commission shall not represent a violation or breach of any of the Company’s obligations under this Agreement; provided that in such case, either prior to or promptly following such expiration time, during the Effectiveness Period, the Company agrees to use commercially reasonable efforts to prepare, file and caused to be declared effective a replacement Registration Statement.

Section 4.2           Obligations of the Purchasers.

(a)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4.1(a) through 4.1(c) with respect to the Registrable Securities of any Purchaser that such Purchaser furnish in writing to the Company a Selling Securityholder Questionnaire and any other information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities, and such Purchaser shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement.

(b)           Each Purchaser, by its acceptance of the Shares, agrees to cooperate with the Company, promptly furnish information to the Company and complete and execute such documents in connection with the preparation and filing of a Registration Statement hereunder unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of an event pursuant to Section 4.3(b), such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made. Each Purchaser further agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement and that it shall sell its Shares in accordance with the Plan of Distribution set forth in the Prospectus. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

Section 4.3           Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall (from the Filing Date and to the expiration of the Effectiveness Period):

(a)           Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period.

(b)           Promptly notify the Purchasers, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(c)           Use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;

(d)           If requested by any Purchaser, promptly provide such Purchaser, without charge, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and, if requested by a Purchaser, each letter written by or on behalf of the Company to the Commission or the staff of the Commission and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any of the foregoing which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchasers that are covered by such Registration Statement;

(e)           Prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Purchasers and their counsel in connection with the registration or qualification of such Registrable Securities covered by such Registration Statement for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Purchasers; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.3(e), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.3(e), or (iii) file a general consent to service of process in any such jurisdiction.

(f)           The Company shall promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to make available a Prospectus in connection with any disposition of Shares.

Section 4.4           Registration Expenses. The Company will pay all expenses incurred by it in complying with its obligations under Article 4, including filing and printing fees, fees and expenses of the Company’s counsel and accountants, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, stock transfer taxes applicable to the sale of the Registrable Securities and fees and disbursements of counsel for Purchasers.

Section 4.5           Effect of Failure to Timely File the Registration Statement.

(a)           If a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not filed with the Commission on or before the Filing Date (the “Filing Failure”), the Company will make pro rata payments to each Purchaser then holding Registrable Securities, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), an amount in cash equal to one percent (1.0%) of the aggregate purchase price paid pursuant to this Agreement by such Purchaser for such Purchaser’s Registrable Shares then held by such Purchaser and to be included in the Registration Statement on the Filing Date for the initial day of failure to file such Registration Statement by the Filing Date and for each subsequent thirty (30)-day period (pro rata for any portion thereof) thereafter for which no such Registration Statement is filed with respect to the Registrable Securities. Such payments shall be made to each Purchaser then holding Registrable Securities in cash no later than ten (10) Business Days after the date of the initial failure to file such Registration Statement by the Filing Deadline and after the end of each subsequent thirty (30)-day period, as applicable.

(b)           The Parties agree that (i) notwithstanding anything to the contrary herein, no Registration Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Registration Liquidated Damages accruing prior to the expiration of the Effectiveness Period) and (ii) any Registration Liquidated Damages paid to a Purchaser shall be such Purchaser’s exclusive monetary remedy with respect to the Company’s failure to file a Registration Statement in accordance with the terms set forth in this Agreement, but shall not affect any other remedies available in equity.

(c)           Notwithstanding any other provision in this Agreement, (i) the Filing Date shall be extended and any Filing Failure shall be automatically waived by no action of the Purchasers, in each case, without default by or liquidated damages payable by the Company hereunder in the event that the Company’s failure to make such filing results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete a Registration Statement in accordance with the requirements of the Securities Act (in which case any such deadline would be extended, and a Filing Failure waived, with respect to all Registrable Securities until such time as the Purchaser provides such requested information).

Section 4.6           Removal of Legends.

(a)           In connection with any sale, assignment, transfer or other disposition of the Shares by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Purchaser with the requirements of this Agreement, if requested by the Purchaser, the Company shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) Business Days of any such request therefor from such Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith.

(b)           Subject to receipt from the Purchaser by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 of the Securities Act, or (iii) are eligible for resale under Rule 144(b)(1) of the Securities Act or any successor provision (such earliest date, the “Effective Date”), the Company shall, in accordance with the provisions of this Section 4.6(b) and within two (2) Business Days of any request therefor from a Purchaser accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.6, it will, within two (2) Business Days of the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing shares issued with a restrictive legend and receipt from the Purchaser by the Company and the Transfer Agent of the customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith that is referred to above, deliver or cause to be delivered to such Purchaser a certificate representing such Shares (or uncertificated interest therein) that is free from all restrictive and other legends. Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with The Depository Trust Company as directed by such Purchaser. The Company shall be responsible for the fees of its Transfer Agent and all fees of The Depository Trust Company associated with such issuance.

Section 4.7           Indemnification.

(a)           Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii)  any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (iii) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Purchaser’s behalf and will reimburse such Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by a Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that such Prospectus is outdated or defective, (iii) a Purchaser’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities or (iv) the disposition of any Registrable Securities pursuant to any Registration Statement or Prospectus covering such Registrable Securities following delivery of notice by the Company in accordance with Section 4.2(c) and prior to being advised by the Company that such dispositions may again be made.

(b)           Indemnification by the Purchasers. Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, agents, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements in any of the foregoing not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. Except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from a Purchaser’s fraud or willful misconduct, in no event shall the liability of such Purchaser pursuant to this Section 4.7(b) be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)           Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. Except to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from a Purchaser’s fraud or willful misconduct, in no event shall the contribution obligation of a Purchaser’s pursuant to this Section 4.7(d) be greater in amount than the dollar amount of the proceeds (net of the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Purchaser upon the sale of the Registrable Securities giving rise to such contribution obligation.

Section 4.8           Amendment and Waiver. Any term of this Article 4 may be amended and the observance of any term of this Article 4 may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then held by the Purchasers or Permitted Transferees.

ARTICLE 5

CONDITIONS OF PURCHASE OF THE SHARES

Section 5.1           Conditions to the Sale of the Shares. The obligation of the Company to issue and sell Shares to each Purchaser shall be subject to the fulfillment of the following conditions unless such condition or conditions are otherwise waived by the Company:

(a)           The Company shall have received executed counterparts of this Agreement from each Purchaser;

(b)          Such Purchaser shall have delivered the purchase price for the Shares set forth opposite such Purchaser’s name on Schedule 1 hereto to the Company in accordance with this Agreement;

(c)           The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date;

(d)          Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(e)           The Company shall have received a Form W-9 or W-8BEN or W-8BEN-E executed by such Purchaser; and

(f)           Such Purchaser shall have executed and delivered an Investor Questionnaire that is reasonably satisfactory to the Company.

Section 5.2           Conditions to the Purchase of the Shares. The obligation of each Purchaser to purchase Shares shall be subject to the fulfillment of the following conditions unless such condition or conditions are otherwise waived by such Purchaser:

(a)           Such Purchaser shall have received executed counterparts of this Agreement from the Company;

(b)          The representations and warranties made by the Company in Section 3.1 hereof shall be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date;

(c)          The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(d)          The Company shall have delivered a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Organizational Documents, and (2) board resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

(e)          The Company shall have filed with The Nasdaq Global Select Market a Notification Form: Listing of Additional Shares for the listing of the Shares, and The Nasdaq Global Select Market shall have raised no objection to the consummation of the transactions contemplated by this Agreement;

(f)           The Company shall have delivered to the Purchasers the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, outside counsel for the Company, dated as of the Closing Date in substantially the form attached hereto as Exhibit A; and

(g)          The Company shall have completed the Public Offering.

Section 5.3           Mutual Conditions to Closing. The obligation of the Company to issue and sell Shares to each Purchaser and the obligation of each Purchaser to purchase Shares shall be subject to the fulfillment of the following conditions unless such condition or conditions are otherwise mutually waived by the Parties:

(a)          There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company (to the Knowledge of the Company) or the Purchasers that questions the validity of any of this Agreement, the right of the Company or the Purchasers to enter into this Agreement or to consummate the transactions contemplated hereby; and

(b)          No provision of any Applicable Law, and no judgment, injunction (whether preliminary or permanent), order or decree, that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement, shall be in effect.

ARTICLE 6

MISCELLANEOUS

Section 6.1           Notices. Any notices required or permitted to be given under the terms hereof shall be sent by electronic mail and deemed given if received during normal business hours of the recipient on a Business Day, or if not so received, on the next Business Day. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by giving the other Party written notice thereof in accordance with the terms of this Section 6.1:

If to the Company:

IVERIC bio, Inc.
One Penn Plaza, 35th Floor
New York, New York 10119
Attention: General Counsel
Email: notices@ivericbio.com

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

Attn: Brian A. Johnson, Esq.
Email: brian.johnson@wilmerhale.com

If to the Purchasers: To the electronic mail address set forth immediately below such Purchaser’s name on the signature pages hereto.

Section 6.2           Waiver of Notice. Whenever any notice is required to be given to any of the Purchasers or the Company under this Agreement, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3           Amendment and Waiver. Subject to Section 4.8, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchasers (or their Permitted Transferees) holding Shares representing more than 50% of the Shares outstanding or, if prior to the Closing, to be purchased by the Purchasers pursuant to this Agreement.

Section 6.4           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the choice of law principles thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified United States mail or overnight delivery (with evidence of delivery) to such Party at its address under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law, including via electronic mail and the Parties agree that if service by process by electronic mail is permitted by law, then the electronic mail addresses in effect for notices to it under this Agreement may be used for such purposes. The Parties hereby waive all rights to a trial by jury.

Section 6.5           Successors and Assigns; No Third Party Beneficiaries. This Agreement shall bind and inure to the respective successors and assigns of the Parties. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to a Permitted Transferee (provided each such Permitted Transferee provides written notice of assignment to the Company promptly after such assignee is effected and such assignee agrees in writing to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 3.2 hereof). Notwithstanding the foregoing, a Purchaser may only transfer or assign without the prior consent of the Company, in whole or from time to time in part, to one or more Permitted Transferees its rights under Article 4 in connection with the transfer of Registrable Securities by such Purchaser to such Permitted Transferee, provided that (i) such Purchaser complies with all laws applicable thereto and the provisions of this Agreement, (ii) such transfer may otherwise be effected in accordance with applicable securities laws; (iii) such Purchaser gives prior written notice to the Company at least ten (10) days prior to the transfer, including the name and address of such Permitted Transferee and the securities with respect to which such rights are being transferred; and such Permitted Transferee agrees in writing to be bound by the terms and provisions of this Agreement and following such transfer, the further disposition of such securities by the Permitted Transferee is subject to the same restrictions set forth in this Agreement, the Securities Act and applicable state securities laws and (iv) such transfer is otherwise in compliance with this Agreement. Except as specifically provided by this Section 6.5, the rights of a Purchaser as set out in Article 4 shall not be transferable to any other person and no person who acquires Shares from a Purchaser shall have the benefit of any of the rights provided under Article 4 of this Agreement, and any attempted transfer by any Purchaser other than as expressly set forth in this Section 6.5 shall cause all rights of such Purchaser therein to be forfeited. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the Placement Agents are third party beneficiaries of the representations and warranties of each Purchaser and the Company set forth herein.

Section 6.6           Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments, understandings and writings with respect thereto.

Section 6.7           Severability. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provisions hereof invalid, illegal, prohibited or unenforceable in any respect.

Section 6.8           Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies or other electronic transmission (including by PDF) thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.9           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.10        Survival. This Agreement and all agreements, representations and warranties made in this Agreement, and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the purchase of the Shares hereunder regardless of any investigation made by any such other Party or on its behalf. Notwithstanding the foregoing, the warranties and representations of the Company herein shall survive only for the one-year period following the Closing.

Section 6.11        No Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege under this Agreement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default under this Agreement constitute a waiver of any other right, power, privilege or default under this Agreement. No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to the Purchasers upon any default under this Agreement shall impair any such right, power or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Purchasers in respect of any such default, or any acquiescence by any of them therein, affect or impair any right, power or remedy of the Purchasers in respect of any other default. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.12        Several Obligations. The obligations of the Purchasers under this Agreement shall be several and not joint.

Section 6.13        Expenses. Each Party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of this Agreement.

Section 6.14        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein and hereby agree to waive and not to assert in any action or proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 6.15        Further Assurances. From time to time, each Party shall perform any and all acts and execute and deliver to the other Parties all such additional instruments and documents and take all such other actions as may be necessary or as reasonably requested by another Party to carry out the purposes of this Agreement, to evidence the fulfillment of the agreements herein contained, or to preserve and protect the rights of such other Party as contemplated herein and therein.

Section 6.16        Securities Laws Disclosure; Publicity. The Company shall: (a) issue a press release disclosing the material terms of the transactions contemplated hereby promptly following the execution and delivery hereof (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby which shall have been previously reviewed by the Purchasers (the “Form 8-K”). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of their respective officers, directors or employees that is not disclosed in the SEC Reports and the Press Release.

Section 6.17        Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement and the Public Offering (collectively, “Non-Public Information”), the Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

[Signature Page Follows]

IN WITNESS WHEREOF, the Purchasers and the Company have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

IVERIC BIO, INC.

By:	/s/ David F. Carroll
Name:	David F. Carroll
Title:	SVP/CFO/Treasurer

[Stock Purchase Agreement]

PURCHASERS:

SAMSARA BIOCAPITAL, L.P.

By:	Samsara BioCapital GP, LLC,
General Partner

By:	/s/ Srinivas Akkaraju
Name: Srinivas Akkaraju, MD, PhD
Title: Managing Member
Address:
Email:

[2020 PIPE – Stock Purchase Agreement]

PURCHASERS:

Vivo Capital Fund IX, L.P.

By:	Vivo Capital IX, LLC

By:	/s/ Albert Cha
Name: Albert Cha
Title: Managing Member
Address:
Email:

[2020 PIPE – Stock Purchase Agreement]

PURCHASERS:

Vivo Opportunity Fund, L.P.

By:	Vivo Opportunity, LLC

By:	/s/ Albert Cha
Name: Albert Cha
Title: Managing Member
Address:
Email:

[2020 PIPE – Stock Purchase Agreement]

SCHEDULE 1

PURCHASER	PURCHASE PRICE
Samsara BioCapital, L.P.	$11,000,000
Vivo Capital Fund IX, L.P.	$4,462,767
Vivo Opportunity Fund, L.P.	$20,000,000